Exhibit 99.1
Advance Auto Parts Provides COVID-19 Business Update

RALEIGH, N.C., April 9, 2020 — Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, today provided an update regarding the impact from the novel coronavirus (COVID-19).

Tom Greco, president and chief executive officer of Advance Auto Parts, stated, “Nothing is more important than the health and safety of our Team Members and customers. We are proud to continue serving our customers throughout North America as an essential business, playing a critical role in ensuring people have reliable transportation in order to provide access to food, supplies and medical services. This includes healthcare workers, first responders and the many people who are keeping our grocery and drug stores stocked. We are extremely thankful to all of those who are helping the world get through this global pandemic. To enable America to get through this unprecedented crisis, we are taking additional measures to help ensure the safety of our Team Members and customers across our entire store and DC network.

“These critical measures include the implementation of emergency pay guidelines that provide additional paid sick time of 80 hours for full-time and 44 hours for part-time Team Members impacted by COVID-19. To further assist individuals who may need additional financial support, we have expanded our Team Member Assistance Fund where Team Members can receive a grant of up to $300 to help with basic living expenses, including child care costs. In addition, following guidance from the CDC, we have further increased cleaning and sanitation practices across Advance, encourage frequent handwashing, are providing masks for our Team Members and are practicing social distancing both in our stores and DCs.

“We have also responded to changing customer needs and preferences by rapidly introducing new ways to serve our customers in the current environment. For example, to further strengthen our omnichannel solutions, we recently launched ‘Advance Same Day’ Curbside Pick Up, ‘Advance Same Day’ Home Delivery and our mobile app. These highly relevant and timely initiatives further bolster our ecommerce platform, offering new ordering and contactless fulfillment options for DIY customers. For professional customers, we have refined our standard operating procedures to supply parts through contactless delivery methods.

“As we have quickly adjusted how we conduct business in this changing environment, we have also taken swift action to reduce costs to preserve the financial strength of Advance. The current environment includes shelter in place orders which have driven a temporary reduction in miles driven, particularly in hard hit geographies, and therefore have impacted both DIY retail traffic and professional customer car counts. With this in mind, we have reduced store hours of operation and strategically closed stores temporarily where we can service demand from an alternative location. We have also reduced costs in our stores and supply chain to reflect volume declines and deferred certain marketing expenses. Finally, in an effort to preserve cash, we have decreased our remaining capital spend for 2020 by over 50%, which is also driving a meaningful reduction in professional fees and contract labor spend associated with certain projects. Our decisions around capital spend reduction have been tactical in order to maintain the spend on projects we believe have the best return on investment.”

Mr. Greco concluded, “I could not be prouder of the dedication by our Team Members and Independent Partners and the work they are doing to keep America moving forward. We are all pulling together during this pandemic and I am confident our team will come out of this stronger together. On behalf of the entire Advance family, we are committed to helping our customers across North America get through this difficult period and look forward to a successful recovery across the globe.”

Given uncertainties related to the full impact of the COVID-19 pandemic, including those related to a potential slowdown in economic activity, weaker demand, fewer miles driven, supply disruptions or constraints, and the spread of the pandemic and related governmental actions, the company is withdrawing the full year financial guidance it provided on February 18, 2020. Additionally, the company has suspended its share repurchase activity to further preserve cash.

The company’s first fiscal quarter comprises the sixteen weeks ending April 18, 2020. Quarter to date comparable store sales for the twelve weeks ended March 21, 2020 were down 3.2% compared to prior year, which was negatively impacted from COVID-19 by approximately 180 basis points during the last two weeks of that time frame. With shelter in place orders in effect across most of North America, the company’s comparable store sales were down approximately 28% during both weeks-ended March 28, 20201 and April 4, 20201 compared to the same weeks in the prior year. COVID-19 has had a greater impact on the company’s professional business than DIY omnichannel and has been particularly acute in major urban markets such as New York, Detroit and the San Francisco Bay Area.

In March 2020, the company drew down $500 million from its previously undrawn $1 billion revolving credit facility, which may be increased to $1.25 billion based on customary requirements. Including the March borrowing, as of March 21, 2020, the company’s cash on hand was approximately $790 million and, as of April 4, 2020, the company’s cash on hand was approximately $744 million, which includes the impact of the dividend paid on April 3, 2020, changes in working capital and capital expenditures. Inclusive of cash on hand, the remaining capacity under the company’s revolving credit facility provides the company with total liquidity of $1.24 billion.

For more information, please visit ir.advanceautoparts.com.

1 The information is based on preliminary internal sales data available as of the date of this release and, given market uncertainties, may not be representative of future periods or the company’s results for a fiscal quarter.

About Advance Auto Parts

Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of December 28, 2019, Advance operated 4,877 stores and 160 Worldpac branches in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The Company also serves 1,253 independently owned Carquest branded stores across these locations in addition to Mexico, the Bahamas, Turks and Caicos and British Virgin Islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at ir.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: AAPCommunications@advance-auto.com

Forward-Looking Statements

Certain statements in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements address future events or developments, and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook” or “estimate” or similar expressions. These forward-looking statements include, but are not limited to, key assumptions for future financial performance including net sales, store growth, comparable store sales, gross profit rate, SG&A, adjusted operating income, income tax rate, transformation costs, adjusted operating income rate targets, capital expenditures, inventory levels and free cash flow; statements regarding expected growth and future performance of the Company; statements regarding enhancements to stockholder value, strategic plans or initiatives, growth or profitability, productivity targets; statements regarding the impact of the current global pandemic; and all other statements that are not statements of historical facts. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about the Company's plans, strategies and prospects, which are based on information currently available as of the date of this release. Forward-looking statements are subject to risks and uncertainties, many of which are outside its control, which could cause actual results to differ materially from these statements, including, but not limited to, the spread of COVID-19 and a variety of potential implications related to COVID-19, including, but not limited to, regulatory measures or voluntary actions that may be put in place, economic and competitive impacts, business disruptions, customer demand, availability and cost of labor, costs associated with and execution of strategic initiatives, changes in laws or regulations and those risks and uncertainties discussed in "Item 1a. Risk Factors" in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Therefore, you should not place undue reliance on those statements.